AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON FEBRUARY 09, 2001

                          COMMISSION FILE NO. 0-28413

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                   FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               HYPERBARIC SYSTEMS
               (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
           (State or Other Jurisdiction of Incorporation or Organization)

                          8731                     77-0481056
                    (Primary Standard           (I.R.S. Employer
                 Industrial Classification   Identification Number)
                          Code)

                               1127 HARKER AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                   650-323-0943
                (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Registrant's Executive Offices)

                 Stock Options, Warrants and Consulting Agreements


                                    HARRY MASUDA
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 HYPERBARIC SYSTEMS
                                 1127 HARKER AVENUE
                            PALO ALTO, CALIFORNIA 94301
                                    650-323-0943
              (Name, Address, Including Zip Code, and Telephone Number,
                     Including Area Code, of Agent for Service)
                               -----------------------

                                       COPY TO:
                                JAMES C. CHAPMAN, ESQ.
                                CATHRYN S. GAWNE, ESQ.
                                   VINITA BALI, ESQ.
                               SILICON VALLEY LAW GROUP
                           152 NORTH THIRD STREET, SUITE 900
                              SAN JOSE, CALIFORNIA 95112
                                    (408) 286-6100


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       PROPOSED
                                       PROPOSED         MAXIMUM
                                       MAXIMUM        AGGREGATE      AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE   OFFERING PRICE     OFFERING     REGISTRATION
TO BE REGISTERED      REGISTERED      PER UNIT (1)     PRICE (1)      FEE (1)
--------------------------------------------------------------------------------

Common Stock,
 no par value      700,000 shares       $1.50       $1,050,000.00     $262.50

Common Stock,
 no par value      560,000 shares       $0.80       $  448,000.00     $112.00

Total            1,260,000 shares                   $1,498,000.00     $374.50
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).



PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this
Part I are being separately provided to the Registrant's consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Registrant's Annual Report on Form 10-KSB filed on March 29, 2000 with the Securities and Exchange Commission;

(b) The Registrant's Quarterly Reports on Form 10-QSB filed on May 15, 2000, August 14, 2000, and November 20, 2000 with the Securities and Exchange Commission;

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB filed on
December 8, 1999 with the Securities and Exchange Commission under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.     DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended Articles of Incorporation and the Bylaws of the Registrant provide for the indemnification of the directors and agents of the Registrant to the fullest extent permissible under California law, and in excess of that expressly permitted by Section 317 of the California Corporation Law. Additionally, the Company has entered into Indemnification Agreements with each of its officers and therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

ITEM 8.     EXHIBITS.

See Exhibit Index appearing at page 6 of this Registration Statement.

ITEM 9.     UNDERTAKINGS.

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Secuities Act of 1933 may be permitted to directors, officers and con-trolling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnifi-cation is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or con-trolling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approp-riate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of suchissue.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on February 9, 2001.

HYPERBARIC SYSTEMS

By: /s/ Harry Masuda
        ------------
        Harry Masuda
        Chief Executive Officer

POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints Harry Masuda as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                         DATE


/s/ Harry Masuda       Chief Executive Officer      February 9, 2001
    ------------
    Harry Masuda       President
                       Chief Financial Officer
                       Director


/s/ Paul Okimoto       Chairman of the Board        February 9, 2001
    ------------
    Paul Okimoto


/s/ George Tsukuda     Director                     February 9, 2001
    --------------
    George Tsukuda



EXHIBIT INDEX


Exhibit
Number   Description of Exhibit

4.1 Warrant to Purchase 700,000 Shares of Common Stock of Registrant, Issued to Heartbeat of America, Inc.

4.2 Warrant to Purchase 35,000 Shares of Common Stock of Registrant, Issued to Michael Shippee

4.3 Warrant to Purchase 35,000 Shares of Common Stock of Registrant, Issued to Richard Strutz

4.4 Warrant to Purchase 35,000 Shares of Common Stock of Registrant, Issued to William Shatner

4.5      Consultant Agreement between Registrant and Gary Cella

4.6      Financial Consulting Agreement between Registrant and M.
         Blaine Riley

4.7      Financial Consulting Agreement between Registrant and Randall
         Letcavage

4.8      Financial Consulting Agreement between Registrant and Rosemary
         Nguyen

5.1      Opinion of Silicon Valley Law Group

23.1     Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2     Consent of BDO Seidman, LLP

24.1     Power of Attorney (see page 5).